Exhibit 99.2

QUARTERLY OPERATING STATISTICS BY SEGMENT (UNAUDITED)(a)

FOR THE TWO YEAR PERIOD ENDED DECEMBER 31, 2013

	Three Months Ended								Years Ended December 31,
	3/31/2012	6/30/2012	9/30/2012	12/31/2012	3/31/2013	6/30/2013	9/30/2013	12/31/2013	2012	2013
Truckload:
Weekly trucking revenue xFSR per tractor	$3,028	3,169	3,174	3,292	3,182	3,270	3,212	3,366	$3,165	3,257
Total loaded miles (b)	262,549	268,905	266,328	267,557	261,850	274,830	267,607	262,854	1,065,339	1,067,141
Deadhead miles percentage	11.3%	10.9%	10.9%	11.3%	11.2%	11.4%	11.5%	12.4%	11.1%	11.6%
Average tractors available for dispatch:
Company	7,683	7,599	7,327	7,425	7,494	7,733	7,552	7,220	7,508	7,500
Owner-operator	3,354	3,351	3,399	3,340	3,291	3,288	3,355	3,398	3,361	3,333

Total	11,037	10,950	10,726	10,765	10,785	11,021	10,907	10,618	10,869	10,833

Dedicated:
Weekly trucking revenue xFSR per tractor	$3,370	3,355	3,336	3,366	3,385	3,396	3,326	3,256	$3,357	3,339
Average tractors available for dispatch:
Company	2,537	2,717	2,773	2,768	2,684	2,735	2,771	2,975	2,698	2,791
Owner-operator	668	664	646	671	643	632	663	700	663	660

Total	3,205	3,381	3,419	3,439	3,327	3,367	3,434	3,675	3,361	3,451

Central Refrigerated:
Weekly trucking revenue xFSR per tractor	$3,345	3,362	3,359	3,373	3,330	3,367	3,544	3,656	$3,360	3,474
Total loaded miles (b)	46,292	46,648	46,419	46,625	47,100	49,239	48,003	49,217	185,984	193,559
Deadhead miles percentage	12.0%	12.4%	12.4%	12.8%	12.1%	12.4%	13.4%	13.4%	12.4%	12.8%
Average tractors available for dispatch:
Company	938	957	932	960	998	1,043	1,012	1,022	947	1,018
Owner-operator	837	851	885	889	907	947	964	988	865	951

Total	1,775	1,808	1,817	1,849	1,905	1,990	1,976	2,010	1,812	1,970

Intermodal:
Average tractors available for dispatch:
Company	295	308	305	300	295	301	329	354	302	321
Owner-operator	—	—	1	7	18	29	48	69	2	41

Total	295	308	306	307	313	330	377	423	304	362

Load count	32,276	37,359	39,762	42,840	35,639	39,124	41,747	44,132	152,237	160,642
Average Container Count	6,317	6,489	7,403	8,628	8,717	8,717	8,717	8,717	7,209	8,717

(a)	In the first quarter of 2014, we reorganized out reportable segments to reflect our revised reporting structure of our lines of businesses following the integration of Central Refrigerated. In association with the organizational reorganization, the operations of Central Refrigerated’s Trailer on Flat Car (“TOFC”) business will be reported within our Intermodal segment and the operations of Central Refrigerated’s logistic business, third party leasing and other services provided to owner-operators will be reported within our other non-reportable segment. All prior period historical results related to the above noted segment reorganization have been retrospectively recast.
(b)	Total loaded miles presented in thousands.